UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 29, 2011

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware  19898

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On January 9, 2011, E. I. du Pont de Nemours and Company (“DuPont”) announced that DuPont and its wholly-owned subsidiary, DuPont Denmark Holding ApS (the “Acquisition Subsidiary”), entered into a definitive agreement with Danisco A/S (“Danisco”), for the Acquisition Subsidiary to make a public tender offer for all of Danisco’s outstanding shares at a price of DKK 665 in cash per share.

On April 29, 2011, DuPont, through the Acquisition Subsidiary, announced that it made the following changes to the public tender offer:

•                  it increased the price of its tender offer to acquire all of the outstanding shares of Danisco to DKK 700 in cash per share;

•                  the tender offer period has been extended to 11 p.m. CEST (5 p.m. EDT) on May 13, 2011; and

•                  it has exercised its right to reduce the minimum number of shares required to be tendered to 80% from 90% in order to close the tender offer.

All other terms and conditions of the public tender offer remain unchanged. This Current Report does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the tender offer or otherwise. The tender offer is being made solely by means of the offer document and the documents accompanying the offer document, which contain the full terms and conditions of the tender offer, including details of how the tender offer may be accepted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

May 5, 2011